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                                 UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         ASSISTED LIVING CONCEPTS, INC.
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            (Exact Name of Registrant as Specified in its Charter)

          Nevada                                            93-1148702
     ----------------                                  ------------------
     (State of Incorporation                            (I.R.S. Employer
      or Organization)                                   Identification No.)

     9955 S.E. Washington, Suite 201
     Portland, Oregon                                        92716
     ----------------------------------------          ------------------
     (Address of Principal Executive Offices)              (Zip Code)

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
If this form relates to the registration of a    If this form relates to the registration of a
class of debt securities and is effective        class of debt securities and is to become
upon filing pursuant to General                  effective simultaneously with the
instruction A(c)(1) please check the             effectiveness of a concurrent registration
following box. //                                statement under the Securities Act of
                                                 1933 pursuant to General Instruction
                                                 A(c)(2) please check the following box. //

Securities to be Registered Pursuant to Section 12(b) of the Act:

        Title of Each Class                      Name of Each Exchange on Which
        to be so Registered                      Each Class is to be Registered
        -------------------                      ------------------------------

7% Convertible Subordinated Debentures           American Stock Exchange
due 2005

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Securities to be Registered Pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)

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                                (Title of Class)


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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the 7% Convertible Subordinated Debentures due 2005 (the "Debentures"), of Assisted Living Concepts, Inc., a Nevada corporation (the "Registrant"), is incorporated by reference to the information set forth under the caption "Description of Debentures" in the Prospectus included as part of the Registrant's registration statement on Form S-1 (No. 33-80295) in the form in which it was filed on June 17, 1996 with the Securities and Exchange Commission, as amended from time to time (the "Registration Statement").

ITEM 2. EXHIBITS.

     Pursuant to Instruction II of the Instructions as to Exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

     1. Articles of Incorporation of the Registrant (Incorporated by reference to the same titled exhibit to the Registrant's Registration Statement on Form S-1, File No. 33-83938).

     2. Bylaws of the Registrant (Incorporated by reference to the same titled exhibit to the Registrant's Registration Statement on Form S-1, File No. 33-83938).

     3. Indenture, dated as of August 15, 1995, between the Company and Harris Trust and Savings Bank, as Trustee, in respect of the Company's 7.0% Convertible Subordinated Debentures due 2005 (Incorporated by reference to the same titled exhibit to the Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 1995, File No. 1-83938).

     4. Form of 7.0% Convertible Subordinated Debentures due 2005 (Incorporated by reference to the same titled exhibit to the Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 1995, File No. 1-83938).

     5. Registration Rights Agreement, dated as of August 2, 1995, between the Company and the initial purchasers of its 7.0% Convertible Subordinated Debentures due 2005 (Incorporated by reference to the same titled exhibit to the Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 1995, File No. 1-83938).


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                                   SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 25,1997                       ASSISTED LIVING CONCEPTS, INC.


                                          By: /s/ Stephen Gordon
                                             ---------------------------
                                             Stephen Gordon
                                             Chief Financial Officer












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                                   EXHIBIT INDEX


1. Articles of Incorporation of the Registrant (Incorporated by reference to the same titled exhibit to the Registrant's Registration Statement on Form S-1, File No. 33-83938).

2. Bylaws of the Registrant (Incorporated by reference to the same titled exhibit to the Registrant's Registration Statement on Form S-1, File No. 33-83938).

3. Indenture, dated as of August 15, 1995, between the Company and Harris Trust and Savings Bank, as Trustee, in respect of the Company's 7.0% Convertible Subordinated Debentures due 2005 (Incorporated by reference to the same titled exhibit to the Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 1995, File No. 1-83938).

4.     Form of 7.0% Convertible Subordinated Debentures due 2005
       (Incorporated by reference to the same titled exhibit to the Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 1995, File No. 1-83938).

5. Registration Rights Agreement, dated as of August 2, 1995, between the Company and the initial purchasers of its 7.0% Convertible
       Subordinated Debentures due 2005 (Incorporated by reference to the same titled exhibit to the Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 1995, File No. 1-83938).



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